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                                                                   Exhibit 99(e)


                   AMENDMENT NO. 1 TO RENEWED RIGHTS AGREEMENT

                  AMENDMENT NO. 1, dated as of March 14, 1999 (this "Amendment"), to the Renewed Rights Agreement, dated as of dated December 17, 1998 (the "Renewed Rights Agree ment"), between BankBoston Corporation, a Massachusetts corporation (the "Company"), and BankBoston, N.A., as rights agent (the "Rights Agent").

                                   WITNESSETH

                  WHEREAS, the Company and the Rights Agent have previously entered into the Renewed Rights Agreement; and

                  WHEREAS, no Distribution Date (as defined in Section 3(a) of the Renewed Rights Agreement) has occurred as of the date of this Amendment; and

                  WHEREAS, Section 27 of the Renewed Rights Agreement provides that the Company may from time to time supplement or amend the Renewed Rights Agreement in accordance with the terms of Section 27; and

                  WHEREAS, the Company and Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), have entered into an Agreement and Plan of Merger, dated as of March 14, 1999 (the "Merger Agreement"), pursuant to which the Company will merge (the "Merger") with and into Fleet; and

                  WHEREAS, in connection with the Merger Agreement, the Company and Fleet have entered into a Stock Option Agreement, dated March 14, 1999 (the "Option Agreement"), pursuant to which the Company has granted to Fleet an option to purchase shares of the Company's Common Stock under certain circumstances and upon certain terms and conditions; and

                  WHEREAS, the Board of Directors has determined that the transactions contem plated by the Merger Agreement are in the best interests of the Company and its stockholders; and

                  WHEREAS, the Board of Directors has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Renewed Rights Agreement to exempt the Merger Agreement, the Option Agreement and the transactions contemplated thereby (including, without limitation, the option granted pursuant to the Option Agreement) from the application of the Renewed Rights Agreement; and

                  WHEREAS, the Board of Directors of the Company has approved and adopted this Amendment and directed that the proper officers take all appropriate steps to execute and put into effect this Amendment.

                  NOW, THEREFORE, the Company hereby amends the Renewed Rights Agree ment as follows:

                  1. Section 1(a) of the Renewed Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, until the termination of both the Merger Agreement and the Stock Option Agreement (each as defined below) in accordance with their respective terms, neither Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), nor any Affiliate or Associate of Fleet (collectively with Fleet, the "Fleet Parties") shall be deemed to be an Acquiring Person by virtue of the fact that Fleet is the Benefi cial Owner solely of shares of Common Stock (i) of which any Fleet Party is or becomes the Beneficial Owner by reason of the approval, execution or delivery of the Agreement and Plan of Merger, dated as of March 14, 1999, by and between the Company and Fleet, as may be amended from time to time (the "Merger Agreement"), or the Stock Option Agreement, dated March 14, 1999, between the Company, as issuer, and Fleet, as grantee, as may be amended from time to time (the "Stock Option Agree ment"), or by reason of the consummation of any transaction con templated in the Merger Agreement, the Stock Option Agreement or both, (ii) of which any Fleet Party is the Beneficial Owner on the date hereof, (iii) acquired in satisfaction of debts contracted prior to the date hereof by any Fleet Party in good faith in the ordi nary course of such Fleet Party's banking business, (iv) held by any Fleet Party in a BONA FIDE fiduciary or depository capacity, or (v) owned in the ordinary course of business by either (A) an invest ment company registered under the Investment Company Act of 1940, as amended, or (B) an investment account, in either case for which any Fleet Party acts as investment advisor."

                  2. Section 3 of the Renewed Rights Agreement is hereby amended by inserting the following new subsection (d) at the end thereof:

                  "Notwithstanding anything to the contrary contained in this Agreement, at the Effective Time (as defined in the Merger Agreement), the Common Stock will be


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                  converted into the consideration provided for in the Merger
                  Agreement (the "Merger Consideration"), and (i) to the extent that the Record Date has occurred prior to the Effective Time, all Rights attached to the Common Stock shall, simultaneously with the conversion of the Common Stock into the Merger Consideration, be extinguished with no additional consideration being paid on account thereof, or (ii) to the extent that the Record Date has not occurred prior to the Effective Time, this Agreement shall terminate and be of no further force or effect, no Rights shall be issued or distributed in any manner contemplated by this Agreement, and the former holders of Common Stock shall have no rights hereunder.

                  3. Section 15 of the Renewed Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agree ment in connection with any transactions contemplated by the Merger Agreement or the Stock Option Agreement."

                  4. This Amendment shall be deemed to be in force and effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Renewed Rights Agreement shall remain in full force and effect and shall be otherwise unaffect ed hereby.

                  5. Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned thereto in the Renewed Rights Agreement.

                  6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  7. In all respects not inconsistent with the terms and provisions of this Amendment, the Renewed Rights Agreement is hereby ratified, adopted, approved and con firmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Renewed Rights Agreement.




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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and attested as of the day and year first above written.



ATTEST:                                  BANKBOSTON CORPORATION



By:/s/JANICE B. LIVA                    By:/s/PETER J. MANNING
   -----------------                       ------------------------
   Name:  Janice B. Liva                   Name: Peter J. Manning
   Title: Assistant General Counsel        Title: Executive Vice President,
          and Assistant Clerk                        Mergers and Acquisitions

ATTEST:                                  BANKBOSTON, N.A., as Rights Agent

                                         By Its Agent, Boston EquiServe Division
                                            of EquiServe Limited Partnership


By:/s/DARLENE DIODATO                    By:/s/CHARLES V. ROSSI
   -------------------                      ----------------------
   Name:  Darlene DioDato                   Name:  Charles V. Rossi
   Title: Managing Director                 Title: President








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